[GRAPHIC OMITTED]                                   Final Term Sheet for CWHEQ
                               Revolving Home Equity Loan Trust, Series 2006-D
------------------------------------------------------------------------------


                              ABS New Transaction


                               Final Term Sheet
                               ----------------

                                $1,850,000,000
                                 (Approximate)

                                  CWHEQ, Inc.
                                   Depositor


                    CWHEQ REVOLVING HOME EQUITY LOAN TRUST,
                                 Series 2006-D
                                Issuing Entity


                    Revolving Home Equity Loan Asset Backed
                             Notes, Series 2006-D



                        [OBJECT OMITTED]Countrywide(SM)
                                  HOME LOANS
                          Sponsor and Master Servicer

[GRAPHIC OMITTED]                                   Final Term Sheet for CWHEQ
                               Revolving Home Equity Loan Trust, Series 2006-D
------------------------------------------------------------------------------

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

The issuer of the securities has not prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.







THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[GRAPHIC OMITTED]                                   Final Term Sheet for CWHEQ
                               Revolving Home Equity Loan Trust, Series 2006-D
------------------------------------------------------------------------------

                                                      Prepared: March 27, 2006

                          $1,850,000,000(Approximate)

                Revolving Home Equity Loan Trust, Series 2006-D

         REVOLVING HOME EQUITY LOAN ASSET BACKED NOTES, SERIES 2006-D
         ------------------------------------------------------------




=============================================================================================================================

     Class           Approximate           Note Rate             WAL               Payment Window            Last Scheduled
                      Amount (1)                               (Years)         (Months) Call/Mat (2)          Payment Date
                                                             Call/Mat (2)

-----------------------------------------------------------------------------------------------------------------------------
      1-A            $525,000,000       LIBOR + 0.20(3)      2.27 / 2.44          1 - 66 / 1 - 136          September 2031

-----------------------------------------------------------------------------------------------------------------------------
      2-A           $1,325,000,000      LIBOR + 0.20(4)      2.27 / 2.44          1 - 66 / 1 - 136          September 2031

-----------------------------------------------------------------------------------------------------------------------------
      A-IO          [SCHEDULE] (5)        [SCHEDULE]         0.49 / 0.49                N/A                       N/A

-----------------------------------------------------------------------------------------------------------------------------

     Total        $1,850,000,000(6)
=============================================================================================================================


======================================

     Class           Expected
                      Rating
                  (S&P/Moody's)

--------------------------------------
      1-A           AAA / Aaa

--------------------------------------
      2-A           AAA / Aaa

--------------------------------------
      A-IO          AAA / Aaa

--------------------------------------

     Total
======================================


(1)  Subject to a permitted variance of +/- 5%.
(2) Based on a collateral prepayment assumption of 40.00% CPR and a 10.00% draw rate, and a settlement date of March 30, 2006.
(3) Subject to the lesser of (a) a fixed cap of 16.00% and (b) the Net WAC related to Group 1. Additionally, the coupon for the initial interest accrual period shall be based on an interpolated mid-point LIBOR (using the 1-month and 2-month LIBOR benchmarks).
(4) Subject to the Net WAC related to Loan Group 2. Additionally, the coupon for the initial interest accrual period shall be based on an interpolated mid-point LIBOR (using the 1-month and 2-month LIBOR benchmarks).
(5)  Notional Balance.
(6)  Excludes the Class A-IO Notes Notional Balance.








THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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                               Revolving Home Equity Loan Trust, Series 2006-D
------------------------------------------------------------------------------


Transaction Participants
------------------------

Underwriter:                   Countrywide Securities Corporation.

Originator:                    Countrywide Home Loans, Inc. and Countrywide
                               Bank, N.A. ("Countrywide").

Sponsor and Master Servicer:   Countrywide.

Depositor:                     CWHEQ, Inc. (a limited purpose finance
                               subsidiary of Countrywide Financial
                               Corporation).

Custodian:                     Countrywide Bank, N.A., a division of
                               Countrywide Bank, N.A. (an affiliate of the
                               Sponsor and Master Servicer).

Note Insurer:                  XL Capital Assurance Inc.

Pool Policy Provider:          United Guarantee Mortgage Indemnity Company.

Indenture Trustee:             JPMorgan Chase Bank, National Association.

Co-Trustee:                    Chase Bank USA, National Association.

Owner Trustee:                 Wilmington Trust Company.


Relevant Dates
--------------

Expected Closing Date:         March 30, 2006.

Expected Settlement Date:      March 30, 2006.

Cut-off Date:                  March 23, 2006.

Interest Period:               Except with respect to the first Payment Date,
                               the interest accrual period with respect to the Notes for a given Payment Date will be the period beginning with the previous Payment Date and ending on the day prior to such Payment
                               Date. For the first Payment Date, the Notes will accrue interest from the Closing Date through May 14, 2006.

Payment Date:                  The fifteenth (15th) day of each month (or, if
                               not a business day, the next succeeding
                               business day), commencing May 15, 2006.

Collection Period:             With respect to any Payment Date, the calendar
                               month preceding the Payment Date or, in the case of the first Collection Period, the period beginning on the Cut-off Date and ending on the last day of April 2006.

The Mortgage Loans
------------------

Description of
Mortgage Loans:                The Trust will consist of two groups of home
                               equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements (the
                               "Group 1 Mortgage Loans", "Group 2 Mortgage
                               Loans", and each, a "Loan Group"). The Group 1 and Group 2 Mortgage Loans will be secured by second deeds of trust or mortgages on primarily one-to-four family residential properties and will bear interest at rates that adjust based on the prime rate. The actual pool of Mortgage
                               Loans delivered to the Trust on the Closing
                               Date is expected to have a Cut-off Date Balance of at least $1,850,000,000 (subject to a variance of +/-


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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                               Revolving Home Equity Loan Trust, Series 2006-D
------------------------------------------------------------------------------


                               5%). The Group 1 Mortgage Loans are expected to have credit limits that conform to Freddie Mac and Fannie Mae guidelines. The Group 2 Mortgage Loans may or may not have credit limits that conform to Freddie Mac and Fannie Mae guidelines. The information presented in this Final Term Sheet for the Mortgage Loans, particularly in the collateral tables, which follow, reflects a statistical pool of Mortgage Loans as of March 2, 2006. The remaining terms to scheduled maturity and ages of the statistical pool of Mortgage Loans, as presented herein, have been rolled to March 15, 2006 to more accurately represent the Mortgage Loans as of the Cut-off Date. The characteristics of the pool of Mortgage Loans actually delivered to the Trust on the Closing Date will not vary materially from the information presented herein.

Prefunding:                    If the Cut-off Date Balance of the Mortgage
                               Loans transferred to the Trust on the Closing
                               Date with respect to a Loan Group is less than the initial aggregate note principal balance of the related class of Class A Notes, the Sponsor will deposit funds equal to the difference in one of the two pre-funding accounts, each with respect to a Loan Group (each, an "additional loan account" related to that Loan Group), which funds are expected to be used during the period starting on the Closing Date and ending on the last day of April 2006 (the "Prefunding
                               Period"), to acquire additional mortgage loans for the related Loan Group. Any amounts remaining in a pre-funding account at the end of the Prefunding Period, other than interest accrued thereon, will be paid as principal on the related class of Class A Notes on the Payment Date in May 2006.

HELOC Amortization:            The Mortgage Loans are adjustable rate, home
                               equity lines of credit ("HELOCs") which may be drawn upon generally for a period (the "Draw
                               Period") of five (5) years (which, in most cases, may be extendible for an additional five
                               (5) years with Countrywide's approval). HELOCs are generally subject to a fifteen (15) year repayment period following the end of the Draw
                               Period during which the outstanding principal balance of the Mortgage Loan will be repaid in monthly installments equal to 1/180 of the outstanding principal balance as of the end of the Draw Period. A relatively small number of HELOCs are subject to a ten (10) or twenty (20) year repayment period following the Draw Period during which the outstanding principal balance of the loan will be repaid in equal monthly installments. Approximately 8.95% of the Group
                               1 Mortgage Loans and approximately 21.61% of the Group 2 Mortgage Loans in each case by aggregate principal balance of the mortgage loans in the related loan group as of the statistical calculation date will have underlying senior mortgages that are negative amortization loans.

HELOC Accretion:               If the sum of additional balances created from
                               new draws on the Mortgage Loans in a Loan Group exceeds the principal collections from the Mortgage Loans in that Loan Group in a Collection Period, then the difference (the
                               "Net Draws") will be advanced by the Master
                               Servicer and thereafter be purchased by the issuing entity for that Loan Group with funds advanced by the holder of the R-1 Certificates.
                               Net Draws may be also created during the Rapid
                               Amortization Period during which the use of principal collections on the Mortgage Loans to fund additional balances created by new draws may be restricted. The holder of the R-1
                               Certificates will be entitled to the repayment of the amount of such Net Draws, together with its pro rata allocation of interest collections, from future collections on the Mortgage Loans, as described below. The Net
                               Draws will not provide credit enhancement to the Notes.

Cut-off Date Balance:          The aggregate unpaid principal balance of the
                               Mortgage Loans as of the Cut-off Date.

The Notes
---------

Description
of the Notes:                  The Class 1-A, Class 2-A (together the "Class A
                               Notes") and the Class A-IO Notes (collectively, the "Notes") will be issued by CWHEQ Revolving
                               Home Equity Loan Trust, Series 2006-D (the
                               "issuing entity"). As of the Closing Date, the aggregate note principal balance of the Class A
                               Notes will be $1,850,000,000 (subject to a permitted variance of +/- 5%).

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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                               Revolving Home Equity Loan Trust, Series 2006-D
------------------------------------------------------------------------------


The Class A-IO Notes:          The Class A-IO Notes will consist of two
                               components. The Class A-IO-1 Component will be related to the Group 1 Mortgage Loans. The
                               Class A-IO-2 Component will be related to the Group 2 Mortgage Loans.

Description of the
Certificates:                  The Class C, Class R-1 and Class R-2
                               Certificates are not offered herein (together the "Certificates").

Federal Tax Status:            It is anticipated that the Notes will represent
                               REMIC regular interests for federal income tax purposes.

Registration:                  The Notes will be available in book-entry form
                               through DTC, Clearstream, Luxembourg and the Euroclear System.

Note Rate:                     Except as noted below, the Class A Notes will
                               accrue interest during each Interest Period at a rate equal to the lesser of (a) the one-month
                               LIBOR, plus the applicable margin, (b) the applicable Net WAC, adjusted to an effective rate reflecting the accrual of interest based on the actual number of days in the interest period and a year assumed to consist of 360 days and (c) 16.00% (only for the Class 1-A
                               Notes). The Class 2-A Notes also may receive payments as described under "Derivative
                               Contract" below. With respect to the initial
                               Interest Period only, the LIBOR rate calculated in clause (a) above will be based on an interpolated mid-point LIBOR (using the 1-month and 2-month LIBOR as benchmarks).

                               Each component of the Class A-IO Notes will accrue interest during the Interest Periods related to the second, third, fourth, fifth and sixth Payment Dates at the interest rate applicable to that component (as described below) based on the notional balance of that component.

                               The Class A-IO-1 Component will accrue interest during the related Interest Period at the rate described below based on the "Class A-IO-1 Component Notional Balance" which will be, for each Payment Date specified in the table below, the lesser of (x) the Class A-IO-1 Component Scheduled Balance in the table below and (y) the Mortgage Loan Balance of the Group 1 Mortgage Loans at the beginning of the related Collection Period less related Net Draws.

                               The Class A-IO-2 Component will accrue interest during the related Interest Period at the rate described below based on the "Class A-IO-2 Component Notional Balance" which will be, for each Payment Date specified in the table below, the lesser of (x) the Class A-IO-2 Component Scheduled Balance in the table below and (y) the Mortgage Loan Balance of the Group 2 Mortgage Loans at the beginning of the related Collection Period less related Net Draws.



                            ------------------------------------------------------------------------
                                                         Class A-IO-1            Class A-IO-2
                            Payment Date                  Component                Component
                                                     Schedule Balance ($)    Schedule Balance ($)
                            ------------------------------------------------------------------------
                            Second                      275,004,398.00          828,025,686.00
                            ------------------------------------------------------------------------
                            Third                       272,816,502.00          813,826,340.00
                            ------------------------------------------------------------------------
                            Fourth                      230,847,100.00          699,788,124.00
                            ------------------------------------------------------------------------
                            Fifth                       211,505,507.00          643,383,853.00
                            ------------------------------------------------------------------------
                            Sixth                       213,527,869.00          641,389,754.00
                            ------------------------------------------------------------------------


                               The Class A-IO-1 Component Notional Balance will accrue interest during each of the second through the sixth Interest Periods at a rate (the "Class A-IO-1 Interest Rate") equal to the lesser of: (i) 4.00% and (ii) (x) the Net WAC for the Group 1 Mortgage Loans minus the Class 1-A Note Rate for that Interest Period, adjusted to an effective rate reflecting the accrual of interest based on a 360-day year consisting of twelve 30-day months times (y)
                               (a) the Mortgage Loan


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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                               Revolving Home Equity Loan Trust, Series 2006-D
------------------------------------------------------------------------------


                               Balance of the Group 1 Mortgage Loans at the beginning of the related Collection Period (less related Net Draws) divided by (b) the Class A-IO-1 Component Notional Balance.

                               The Class A-IO-2 Component Notional Balance will accrue interest during each of the second through the sixth Interest Periods at a rate (the "Class A-IO-2 Interest Rate") equal to the lesser of: (i) 4.00% and (ii) (x) the Net WAC for the Group 2 Mortgage Loans minus the Class 2-A Note Rate for that Interest Period, adjusted to an effective rate reflecting the accrual of interest based on a 360-day year consisting of twelve 30-day months times (y)
                               (a) the Mortgage Loan Balance of the Group 2
                               Mortgage Loans at the beginning of the related Collection Period (less related Net Draws) divided by (b) the Class A-IO-2 Component Notional Balance.

                               No interest will be payable on the Class A-IO Notes on the first and after the sixth Payment Dates, and the Class A-IO Notes will automatically expire after the sixth Payment Date.

Net WAC: The "Net WAC" of the Group 1 or Group 2 Mortgage Loans means the weighted average of the loan rates of the Group 1 and Group 2 Mortgage Loans (as applicable), adjusted to an effective rate reflecting the accrual of interest based on an actual/360 day basis, weighted on the basis of the daily average balance of each Mortgage Loan during the related billing cycle for the Collection Period relating to the Payment Date, net of the Expense Fee Rate.

Expense Fee Rate:              For any Payment Date, the "Expense Fee Rate"
                               shall be an amount equal to the sum of (i) the servicing fee rate, (ii) the note insurer premium rate, (iii) with respect to only those loans covered under the UGI Policy as described below, the loan insurance premium and (iv) commencing with the Payment Date in May 2007, 0.50%.

Basis Risk Carryforward:       On any Payment Date the "Basis Risk
                               Carryforward" for each class of Class A Notes will equal, the sum of (x) the excess of (a) the amount of interest that would have accrued on such class of Class A Notes during the related Interest Period without giving effect to the related Net WAC cap, over (b) the amount of interest that actually accrued on such class of Class A Notes during such period, and (y) any Basis Risk Carryforward remaining unpaid on that class from prior Payment Dates together with accrued interest thereon at the applicable
                               Note Rate without giving effect to the related
                               Net WAC cap. The Basis Risk Carryforward will be paid to a class of Class A Notes to the extent funds are available from the Mortgage
                               Loans in the related Loan Group as set forth in "Distributions of Interest" below and, with respect to the Class 2-A Notes, from proceeds received from the Class 2-A Derivative
                               Contract.

Group 1
Distributions of Interest:     Investor Interest Collections (as described
                               below) for the Group 1 Mortgage Loans are to be applied in the following order of priority:

                               1. Note insurance policy premium to the Note Insurer;
                               2.  On the Payment Dates on which it is
                                   payable, accrued monthly interest on Class
                                   A-IO-1 Component at the Class A-IO-1
                                   Component Interest Rate;
                               3. Accrued monthly interest on the Class 1-A Notes together with any overdue accrued monthly interest from prior periods (exclusive of Basis Risk Carryforward);
                               4.  To the Class 1-A Notes in respect of
                                   Investor Loss Amounts allocable to such
                                   Notes for such Payment Date;
                               5.  To the Class 1-A Notes in respect of
                                   Investor Loss Amounts allocable to such
                                   Notes for previous Payment Dates to the
                                   extent not previously reimbursed, absorbed or funded;
                               6.  To the Class 2-A Notes, accrued monthly
                                   interest at the related Note Rate together with any overdue accrued monthly interest from prior periods (exclusive of Basis Risk Carryforward), that remains unpaid after taking into account the payments of Investor Interest Collections from the Group 2 Mortgage Loans;


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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                               Revolving Home Equity Loan Trust, Series 2006-D
------------------------------------------------------------------------------


                               7. Reimbursement to the Note Insurer for prior draws on its insurance policy (with interest thereon) relating to the Group 1 Mortgage Loans;
                               8. After the sixth Payment Date, first to pay down the Class 1-A Notes to create and maintain the required level of overcollateralization and second to create and maintain the required level of overcollateralization with respect to the Class 2-A Notes (after the application of Investor Collections for the Group 2 Mortgage Loans on that Payment Date);
                               9.  To the Class 2-A Notes in respect of
                                   Investor Loss Amounts allocable to such
                                   Notes for such Payment Date, to the extent not covered by Investor Interest Collections related to the Group 2 Mortgage Loans;
                               10. To the Class 2-A Notes in respect of
                                   Investor Loss Amounts allocable to such
                                   Notes for previous Payment Dates, to the extent not covered by Investor Interest Collections related to the Group 2 Mortgage Loans and not previously reimbursed, absorbed or funded (as provided in the indenture);
                               11. Payment of any other amounts owed to the
                                   Note Insurer with respect of the Group 1
                                   Mortgage Loans;
                               12. Payment to the Master Servicer of amounts
                                   to which the Master Servicer is entitled pursuant to the sale and servicing agreement with respect to the Class 1-A Notes;
                               13. Reimbursement to the Note Insurer for prior
                                   draws on its insurance policy and any other amount owed to the Note Insurer, in each case with respect to the Group 2 Mortgage Loans;
                               14. On the Payment Dates on which it is
                                   payable, accrued monthly interest on the Class A-IO-2 Component at the Class A-IO-2 Component Interest Rate for that Payment Date, to the extent not covered by Investor Interest Collections related to the Group 2 Mortgage Loans;
                               15. Basis Risk Carryforward related to the
                                   Class 1-A Notes; and
                               16. Any excess cash flow to the issuing entity
                                   for the payment to the Certificates under the trust agreement.

Group 2
Distributions of Interest:     Investor Interest Collections (as described
                               below) and amounts received on the Class 2-A
                               Derivative Contract with respect to items (3) and (15) below for the Group 2 Mortgage Loans are to be applied in the following order of priority:

                               1. Note insurance policy premium to the Note Insurer;
                               2.  On the Payment Dates on which it is
                                   payable, accrued monthly interest on Class
                                   A-IO-2 Component at the Class A-IO-2
                                   Component Interest Rate;
                               3. Accrued monthly interest on the Class 2-A Notes together with any overdue accrued monthly interest from prior periods (exclusive of Basis Risk Carryforward);
                               4.  To the Class 2-A Notes in respect of
                                   Investor Loss Amounts allocable to such
                                   Notes for such Payment Date;
                               5.  To the Class 2-A Notes in respect of
                                   Investor Loss Amounts allocable to such
                                   Notes for previous Payment Dates to the
                                   extent not previously reimbursed, absorbed or funded;
                               6.  To the Class 1-A Notes, accrued monthly
                                   interest at the related Note Rate together with any overdue accrued monthly interest from prior periods (exclusive of Basis Risk Carryforward), that remains unpaid after taking into account the payments of Investor Interest Collections from the Group 1 Mortgage Loans;
                               7. Reimbursement to the Note Insurer for prior draws on its insurance policy (with interest thereon) relating to the Group 2 Mortgage Loans;
                               8.  After the sixth Payment Date, first to
                                   paydown of the Class 2-A Notes to create and maintain the required level of overcollateralization and second to create and maintain the required level of overcollateralization with respect to the Class 1-A Notes (after the application of Investor Collections for the Group 1 Mortgage Loans on that Payment Date);
                               9.  To the Class 1-A Notes in respect of
                                   Investor Loss Amounts allocable to such
                                   Notes for such Payment Date, to the extent not covered by Investor Interest Collections related to the Group 1 Mortgage Loans;


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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                               Revolving Home Equity Loan Trust, Series 2006-D
------------------------------------------------------------------------------


                               10. To the Class 1-A Notes in respect of
                                   Investor Loss Amounts allocable to such
                                   Notes for previous Payment Dates, to the extent not covered by Investor Interest Collections related to the Group 1 Mortgage Loans and not previously reimbursed, absorbed or funded (as provided in the indenture);
                               11. Payment of any other amounts owed to the
                                   Note Insurer with respect of the Group 2
                                   Mortgage Loans;
                               12. Payment to the Master Servicer of amounts
                                   to which the Master Servicer is entitled pursuant to the sale and servicing agreement with respect to the Class 2-A Notes;
                               13. Reimbursement to the Note Insurer for prior
                                   draws on its insurance policy and any other amount owed to the Note Insurer, in each case with respect to the Group 1 Mortgage Loans;
                               14. On the Payment Dates on which it is
                                   payable, accrued monthly interest on the Class A-IO-1 Component at the Class A-IO-1 Component Interest Rate for that Payment Date, to the extent not covered by Investor Interest Collections related to the Group 1 Mortgage Loans;
                               15. Basis Risk Carryforward related to the
                                   Class 2-A Notes (after application of
                                   amounts received on the Class 2-A
                                   Derivative Contract as described below);
                                   and
                               16. Any excess cash flow to the issuing entity
                                   for the payment to the Certificates under the trust agreement.

Investor Interest Collections: For each Payment Date and a Loan Group is the sum of (i) the product of (a) the interest collections on the Mortgage Loans in that Loan Group during the related Collection Period (excluding the related expenses at the applicable Expense Fee Rate), and (b) the Investor Floating Allocation Percentage for the Payment Date, and (ii) certain deposits on the first and second payment dates by the Master Servicer pursuant to the sale and servicing agreement.

                               The "Investor Floating Allocation Percentage," for any Payment Date and a Loan Group shall be the lesser of 100% and a fraction whose numerator is the note principal balance of the related class of Class A Notes immediately before that Payment Date and whose denominator is the Mortgage Loan Balance of the Mortgage Loans in that Loan Group for the previous Payment Date plus the amount of funds in the related additional loan account.

Distributions of Principal:    On each Payment Date, Investor Principal
                               Collections for each Loan Group will be applied to the holders of the related class of Class A
                               Notes until their note principal balances are reduced to zero. Principal collections that are not applied to the payment of the Class A
                               Notes, will be paid to the issuing entity and distributed to the holders of the Certificates pursuant to the trust agreement.

Investor Principal
Collections:                   Investor Principal Collections for a Loan Group
                               is the amount available to pay principal on the related class of Class A Notes on a Payment
                               Date.

                               Generally, during the Managed Amortization
                               Period, principal collections on the Mortgage Loans in a Loan Group will be first applied to pay for additional balances created on these Mortgage Loans during the related Collection Period and, to the extent any amount of related Net Draws is outstanding, to pay such Net Draws to the holder of the Class R-1 Certificates. The remainder will be available to pay down the related class of Class A Notes to the extent its overcollateralization level is required be maintained at or increased to the related Required Transferor Subordinated Amount.

                               Generally, after the end of the Managed
                               Amortization Period, principal collections on the Mortgage Loans in a Loan Group may not be applied to pay for additional balances but may be applied to pay down outstanding related Net Draws on a pro rata basis with the outstanding note principal balance of the related class of Class A Notes.


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[GRAPHIC OMITTED]                                   Final Term Sheet for CWHEQ
                               Revolving Home Equity Loan Trust, Series 2006-D
------------------------------------------------------------------------------


                               Unless a Rapid Amortization Event (i.e., certain events of default or other material non-compliance by the Sponsor under the terms of the related transaction documents) has occurred, principal collection on Mortgage Loans in a Loan Group will be applied to the payment of the related class of Class A Notes only to the extent its overcollateralization level is required to be maintained at or increased to the related Required Transferor Subordinated Amount. If a Rapid Amortization Event has occurred and is continuing, all principal collections for a Loan Group will be applied to pay down the related class of Class A Notes.

                               The "Managed Amortization Period" is the period beginning on the Closing Date and, unless a Rapid Amortization Event shall have earlier occurred, through and including the Payment Date in April 2011.

Optional Termination:          The Class A Notes may be retired as a result of
                               the Master Servicer purchasing all of the Mortgage Loans then included in the trust estate on any Payment Date on or after which the aggregate note principal balance of the Class A Notes is less than or equal to 10% of the initial aggregate principal balance of the Class A Notes.

Derivative Contract:           The Trust will include payments from one
                               Derivative Contract for the benefit of the Class 2-A Notes (the "Class 2-A Derivative
                               Contract"). Payments to the Trust from the Class 2-A Derivative Contract will be calculated based on the lesser of the notional amount of the Class 2-A Derivative Contract and the Note Balance of the Class 2-A Notes. After the Closing Date, the notional amount of the Class 2-A Derivative Contract will amortize pursuant to the related amortization schedule
                               (as set forth below) that is generally
                               estimated to decline in relation to the
                               amortization of the Note Balance of the Class
                               2-A Notes. With respect to each Payment Date, payments received on the Class 2-A Derivative
                               Contract will be available to pay the holders of the Class 2-A Notes shortfalls in monthly interest and related Basis Risk Carryforward.
                               Any amounts received on the Class 2-A
                               Derivative Contract on a Payment Date that are not used to pay any shortfalls in monthly interest and Basis Risk Carryforward on the Class 2-A Notes on such Payment Date will be distributed to the holder of the Class C
                               Certificate and will not be available for payments of any shortfalls in monthly interest and Basis Risk Carryforward on any class of Notes on future Payment Dates.

Credit Enhancement:            The Trust will include the following
                               mechanisms, each of which is intended to provide credit support for the Notes:

                               1.   Mortgage Insurance. A private insurance
                                    policy insuring the Trust against losses, subject to certain Excluded Amounts, will be issued by the Pool Policy Provider for the benefit of the issuing entity (the "UGI Policy"). The UGI Policy will cover approximately 58.75% of the Mortgage Loans by aggregate principal balance of the mortgage loans as of the Cut-off Date up to 8.50% of the aggregate maximum draw amount ("credit limit"). The UGI Policy will be available to make payments to the extent of any losses on the covered Mortgage Loans net of coverage exclusions ("Excluded Amounts"), up to the amount remaining under the UGI Policy. The amount of coverage under the UGI Policy will be decreased (and will not be replenished) on each Payment Date to the extent of any payments made under the UGI Policy.

                               2.   Countrywide Contractual Obligation. A
                                    contractual obligation in the amount of
                                    approximately $18,500,000 (i.e., 1.00% of
                                    the initial aggregate principal balance of the Class A Notes) will be made by Countrywide (the "Countrywide Contractual Obligation") for the benefit of the Notes. The Countrywide Contractual Obligation will be available to make payments in respect of Excluded Amounts, up to the amount remaining under the Countrywide Contractual Obligation. The amount of the Countrywide Contractual Obligation will be decreased (and will not be replenished) on each Payment Date to the extent of any payments made under the Countrywide Contractual Obligation.


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[GRAPHIC OMITTED]                                   Final Term Sheet for CWHEQ
                               Revolving Home Equity Loan Trust, Series 2006-D
------------------------------------------------------------------------------


                               3. Excess Interest Collections. The Investor Interest Collections minus the sum of (a) the interest paid to the Notes and (b) the premium paid to the Note Insurer.

                               4.   Limited Subordination of Transferor
                                    Interest (Overcollateralization). The
                                    Transferor Interest for a Loan Group will be available to provide limited protection against Investor Loss Amounts (as defined below). The "Transferor Interest" for a Loan Group and a Payment Date, will equal
                                    (a) the Mortgage Loan Balance of that Loan
                                    Group at the last day of the related
                                    Collection Period (excluding related Net
                                    Draws) plus any amount in the related
                                    additional loan account minus (b) the note principal balance of the related class of Class A Notes (after giving effect to the payment of all amounts actually paid on that class of Notes on that Payment Date). Beginning with the seventh Payment Date, each Transferor Interest will be required to increase to and therafter be maintained at an amount equal to the related Required Tranferor Subordinated Amount by applying excess interest collections to the payment of principal on the related class of Class A Notes.

                                    The "Required Transferor Subordinated
                                    Amount" generally means as to any Payment
                                    Date and each Loan Group 0.500% of the
                                    initial principal balance of the related class of Class A Notes.

                                    Provided, however, that if, on any Payment
                                    Date after the 12th Payment Date, the
                                    Rolling Three Month Excess Spread
                                    Percentage with respect to a Loan Group is less than 1.750% or if, on any Payment Date after the 24th Payment Date, the Rolling Three Month Excess Spread Percentage with respect to a Loan Group is less than 2.000%, or if, on any Payment Date after the 12th Payment Date, the Excess Spread Percentage with respect to a Loan Group is less than 0.000%, then, in any such case, the Required Transferor Subordinated Amount for the related class of Class A Notes shall be 0.750% of the initial principal balance of that class of Class A Notes, until the related Rolling Three Month Excess Spread Percentage again equals or exceeds 1.750% or 2.000%, as applicable, and until the related Excess Spread Percentage exceeds 0.000% on a subsequent Payment Date.

                                    The "Excess Spread Percentage" means, with respect to any Payment Date and Loan Group, the percentage equivalent of a fraction, (A) the numerator of which is
                                    (i) the Spread Rate for the Payment Date and Loan Group multiplied by the Mortgage Loan Balance of the Loan Group as of the beginning of the preceding Collection Period minus (ii) the aggregate amount of all realized losses with respect to such Loan Group for the Payment Date, and (B) the denominator of which equals the Mortgage Loan Balance of the Loan Group as of the beginning of the preceding Collection Period.

                                    The "Rolling Three Month Excess Spread
                                    Percentage" means, with respect to any
                                    Payment Date and Loan Group, the
                                    arithmetic average of the three Excess
                                    Spread Percentages for such Loan Group
                                    determined for the current Payment Date
                                    and for each of the two preceding Payment
                                    Dates.

                                    The "Spread Rate" for a Loan Group means, with respect to any Payment Date, (i) the Net WAC for that Loan Group for the preceding Collection Period minus (ii) the Note Rate for the related Class of Notes for such Payment Date.

                                    Each Transferor Interest will be equal to zero on the Closing Date and no Excess Interest Collections may be applied to pay down the Class A Notes (and consequentially the Transferor Interest will not increase) until the Payment Date occurring in November 2006.



THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[GRAPHIC OMITTED]                                   Final Term Sheet for CWHEQ
                               Revolving Home Equity Loan Trust, Series 2006-D
------------------------------------------------------------------------------


                               5.   Surety Wrap. The Note Insurer will issue a
                                    note insurance policy, which will
                                    guarantee the timely payment of interest and the ultimate (and in certain instances, periodic) repayment of principal to the holders of the Class A Notes. The policy does not cover payments to the Class A-IO Notes. The policy does not cover payment of Basis Risk Carryforward.

Investor Loss Amounts:         With respect to any Payment Date and a Loan
                               Group, the amount equal to the product of (a) the applicable Investor Floating Allocation
                               Percentage (as defined above) for such Payment
                               Date, and (b) the aggregate of the related
                               Liquidation Loss Amounts for such Payment Date from the Mortgage Loans in that Loan Group. The
                               "Mortgage Loan Balance" and any Payment Date is the aggregate of the principal balances of the Mortgage Loans as of the last day of the related Collection Period. "Liquidation Loss
                               Amounts" for any liquidated Mortgage Loan and any Payment Date is the unrecovered principal balance of such Mortgage Loan at the end of the Collection Period in which such Mortgage Loan became a liquidated Mortgage Loan, after giving effect to its net liquidation proceeds.

ERISA Eligibility:             The Class A Notes are expected to be eligible
                               for purchase by benefit plans subject to ERISA or Section 4975 of the Code that qualify under an investor based exemption. The Class A-IO
                               Notes will not be ERISA eligible. Prospective plan investors must review the related prospectus and prospectus supplement and consult with their professional advisors for a more detailed description of these matters prior to investing in the Class A Notes.

SMMEA Treatment:               The Notes will not constitute "mortgage related
                               securities" for purposes of SMMEA.


 [Derivative Contract, Collateral Tables and Discount Margin Tables to follow]









THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).


[GRAPHIC OMITTED]                                                   Final Term Sheet for CWHEQ
                                               Revolving Home Equity Loan Trust, Series 2006-D
----------------------------------------------------------------------------------------------


                                  Discount Margin Tables (%)

Class 1-A (To Call) (1)
----------------------------------------------------------------------------------------------
         CPR             22%        25%       35%       40%       45%       50%        52%
----------------------------------------------------------------------------------------------
     DM @ 100-00              20        20        20        20        20         20        20
----------------------------------------------------------------------------------------------
      WAL (yr)              5.14      4.37      2.75      2.27      1.90       1.60      1.51
----------------------------------------------------------------------------------------------
      MDUR (yr)             4.27      3.71      2.46      2.06      1.75       1.50      1.41
----------------------------------------------------------------------------------------------
  Principal Window
      Beginning            May06     May06     May06     May06     May06      May06     May06
----------------------------------------------------------------------------------------------
  Principal Window
         End               Apr17     Jan16     Oct12     Oct11     Dec10      Mar10     Dec09
----------------------------------------------------------------------------------------------
     (1)   Based on a 10% draw rate.


Class 1-A (To Maturity) (1)
---------------------------------------------------------------------------------------------
         CPR             22%       25%        35%      40%       45%        50%       52%
---------------------------------------------------------------------------------------------
     DM @ 100-00             20         20        20       20         20        20        20
---------------------------------------------------------------------------------------------
      WAL (yr)             5.39       4.61      2.95     2.44       2.05      1.74      1.63
---------------------------------------------------------------------------------------------
      MDUR (yr)            4.40       3.84      2.59     2.18       1.86      1.60      1.51
---------------------------------------------------------------------------------------------
  Principal Window
      Beginning           May06      May06     May06    May06      May06     May06     May06
---------------------------------------------------------------------------------------------
  Principal Window
         End              Oct25      Jan24     May19    Aug17      Feb16     Oct14     Apr14
---------------------------------------------------------------------------------------------
     (1)   Based on a 10% draw rate.

Class 2-A (To Call) (1)
----------------------------------------------------------------------------------------------
         CPR             22%        25%       35%       40%       45%       50%        52%
----------------------------------------------------------------------------------------------
     DM @ 100-00              20        20        20        20        20         20        20
----------------------------------------------------------------------------------------------
      WAL (yr)              5.14      4.37      2.75      2.27      1.90       1.60      1.51
----------------------------------------------------------------------------------------------
      MDUR (yr)             4.27      3.71      2.46      2.06      1.75       1.50      1.41
----------------------------------------------------------------------------------------------
  Principal Window
      Beginning            May06     May06     May06     May06     May06      May06     May06
----------------------------------------------------------------------------------------------
  Principal Window
         End               Apr17     Jan16     Oct12     Oct11     Dec10      Mar10     Dec09
----------------------------------------------------------------------------------------------
     (1)   Based on a 10% draw rate.

Class 2-A (To Maturity) (1)
---------------------------------------------------------------------------------------------
         CPR             22%       25%        35%      40%       45%        50%       52%
---------------------------------------------------------------------------------------------
     DM @ 100-00             20         20        20       20         20        20        20
---------------------------------------------------------------------------------------------
      WAL (yr)             5.39       4.61      2.95     2.44       2.05      1.74      1.63
---------------------------------------------------------------------------------------------
      MDUR (yr)            4.40       3.84      2.59     2.18       1.86      1.60      1.51
---------------------------------------------------------------------------------------------
  Principal Window
      Beginning           May06      May06     May06    May06      May06     May06     May06
---------------------------------------------------------------------------------------------
  Principal Window
         End              Oct25      Jan24     May19    Aug17      Feb16     Oct14     Apr14
---------------------------------------------------------------------------------------------
     (1)   Based on a 10% draw rate.

Class A-IO (To Call) (1)
---------------------------------------------------------------------------------------------
         CPR             22%       25%        35%      40%       45%        50%       52%
---------------------------------------------------------------------------------------------
  Yield @ 1.431256         5.50       5.50      5.50     5.50       5.50      5.50      5.50
---------------------------------------------------------------------------------------------
      MDUR (yr)            0.35       0.35      0.35     0.35       0.35      0.35      0.35
---------------------------------------------------------------------------------------------
     (1)   Based on a 10% draw rate.

Class A-IO (To Maturity) (1)
---------------------------------------------------------------------------------------------
         CPR             22%       25%        35%      40%       45%        50%       52%
---------------------------------------------------------------------------------------------
  Yield @ 1. 431256        5.50       5.50      5.50     5.50       5.50      5.50      5.50
---------------------------------------------------------------------------------------------
      MDUR (yr)            0.35       0.35      0.35     0.35       0.35      0.35      0.35
---------------------------------------------------------------------------------------------
     (1)   Based on a 10% draw rate.



THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).